Exhibit 31.2

Certification of Principal Financial Officer

I, Jack Potts, certify that:

1.	I have reviewed this Amendment No. 2 to the Annual Report on Form 10-K of Inland American Real Estate Trust, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

By:	/s/ Jack Potts
Name:	Jack Potts
Title:	Executive Vice President and Principal Financial Officer
Date:	July 10, 2014